UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4536774 (I.R.S. Employer Identification No.)
601 Jefferson Street Suite 3400 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

KBR, Inc. 2006 Stock and Incentive Plan
(As Amended and Restated May 12, 2016)
(Full title of the plan)

Eileen G. Akerson
Executive Vice President and General Counsel
601 Jefferson Street
Suite 3400
Houston, Texas 77002
(Name and address of agent for service)

(713) 753-3011
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	4,400,000	$18.56	$81,664,000	$9,897.68

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 Registration Statement (the “Registration Statement”) also covers an indeterminate number of additional shares as may become issuable under the KBR, Inc. 2006 Stock and Incentive Plan, as Amended and Restated May 12, 2016 (the “Plan”) pursuant to the anti-dilution provisions thereof.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based on a price of $18.56 per share, which was the average of the high and low sales price of the registrant’s common stock reported on the New York Stock Exchange on October 25, 2018.

INTRODUCTORY STATEMENT

KBR, Inc. (the “Company”) is filing this Registration Statement relating to the additional shares of its common stock, par value $0.001 per share, issuable pursuant to the terms of the KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “Plan”). Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statements (File No. 333-138850 and File No. 333-190777) relating to the Plan filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 20, 2006, and August 22, 2013, respectively, except to the extent otherwise updated or modified by this Registration Statement. The additional 4,400,000 shares of common stock that are the subject of this Registration Statement relate to the amendment to the Plan to increase the number of authorized shares available for issuance under the Plan. The amendment was approved by the Company's stockholders at the Company’s annual meeting held on May 12, 2016. The Company previously registered 10,000,000 shares issuable under the Plan under a Registration Statement on Form S-8 (File No. 333-138850) and an additional 2,000,000 shares issuable under the Plan under a Registration Statement on Form S-8 (File No. 333-190777).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the Plan’s participants as specified by Rule 428(b)(1) under the Securities Act. These documents have not been filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;
b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018, and September 30, 2018;
c)
All other reports (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above; and

d)
The description of the Registrant’s common units contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 9, 2006, as such description may be amended from time to time.

In addition, except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished under Item 2.02, Item 7.01 or Item 9.01 of any Current Report on Form 8-K or included as an exhibit), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	Interests of Named Experts and Counsel.

The validity of the shares of Common Stock being registered pursuant hereto has been passed upon by Eileen G. Akerson, Esq., the Company’s Executive Vice President and General Counsel. Ms. Akerson, an employee of the Company and a participant in certain employee benefit plans offered by the Company, on the date hereof, beneficially owns 71,087 shares of the Company’s common stock.

ITEM 8.	Exhibits

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 7, 2012; File No. 1-33146)

4.2*
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed February 27, 2014; File No. 1-33146)

4.3*	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended; Registration No. 333-133302)

4.4*
KBR, Inc. 2006 Stock and Incentive Plan (as amended and restated May 12, 2016) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 18, 2016; File No. 1-33146)

5.1	Opinion of Counsel, Eileen G. Akerson, the Company’s Executive Vice President and General Counsel

23.1	Consent of KPMG LLP – Houston, Texas

23.2	Consent of Counsel, Eileen G. Akerson (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

* Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 30, 2018.

KBR, INC.

By:	/s/ Stuart J. B. Bradie
Name: Title:	Stuart J. B. Bradie President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Eileen G. Akerson and Adam M. Kramer, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 30, 2018.

Signature	Title
/s/ Stuart J. B. Bradie	President, Chief Executive Officer and Director (Principal Executive Officer and Director)
Stuart J. B. Bradie
/s/ Mark W. Sopp	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Mark W. Sopp
/s/ Raymond L. Carney	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Raymond L. Carney

/s/ Mark E. Baldwin	Director
Mark E. Baldwin

/s/ James R. Blackwell	Director
James R. Blackwell

/s/ Loren K. Carroll	Director
Loren K. Carroll

/s/ Umberto della Sala	Director
Umberto della Sala

/s/ Lester L. Lyles	Director
Lester L. Lyles

/s/ Wendy M. Masiello	Director
Wendy M. Masiello

/s/ Jack B. Moore	Director
Jack B. Moore

/s/ Ann D. Pickard	Director
Ann D. Pickard